Exhibit 99.1

CORMEDIX REPORTS YEAR END 2012 FINANCIAL RESULTS

Bridgewater, New Jersey, March 27, 2013 (Business Wire) – CorMedix Inc. (“CorMedix”) (NYSE MKT: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of cardiorenal disease, announces its financial results for the year ended December 31, 2012.

Fourth Quarter 2012 and First Quarter 2013 Financing Developments

During the fourth quarter of 2012 and first quarter of 2013, CorMedix:

•	successfully raised approximately $500K through a private placement of convertible notes in November 2012, which was the second tranche of a financing that raised an aggregate of $1.32 million;

•	entered into a marketing agreement for Neutrolin® with MKM Co-Pharma GmbH in January 2013; and

•	raised $533,000 in gross proceeds from the sale to an existing institutional investor of shares of our Series A non-voting convertible preferred stock and related common stock warrants in February 2013.

Financial Results for the Year Ended December 31, 2012

The net loss for the year ended December 31, 2012 was $3.4 million, or ($0.30) per diluted share, compared to a net loss of $6.7 million, or ($0.59) per diluted share, for the year ended December 31, 2011. The decrease in net loss was primarily attributable to CorMedix’s decision in late 2011 to focus the majority of its resources, including its research and development efforts primarily on CE Mark approval and the commercialization of Neutrolin® (CRMD003) in Europe.

Research and Development (“R&D”) expense was $1.2 million for the year ended December 31, 2012, a decrease of $2.9 million, from $4.1 million for the year ended December 31, 2011. The decrease in R&D was primarily attributed to CorMedix’s strategic change of direction during September 2011, which is to focus primarily on CE Mark approval for Neutrolin® in Europe. During the fourth quarter of 2011, CorMedix also discontinued the development of deferiprone (CRMD001), and returned the product candidate to the licensor in December 2011. CorMedix’s strategic change of direction also resulted in lower clinical research organization, manufacturing and regulatory expenses related to the development of CRMD003 during the second quarter of 2012 and lower personnel costs as a result of its former Chief Medical Officer (“CMO”) transitioning to a part-time status and a 50% reduction of salary effective March 2012.

General and Administrative (“G&A”) expense was $1.9 million for the year ended December 31, 2012, a decrease of $1.2 million, from $3.1 million for the year ended December 31, 2011. The decrease was primarily attributable to lower compensation and stock-based compensation expense as a result of the separation of CorMedix’s former President and Chief Executive Officer in September 2011 and the resignation of its Chief Financial Officer/Chief Operating Officer in April 2012 and lower expenses related to investor relations.

Other income was approximately $30,000 for the year ended December 31, 2011, which represented a research and development funding reimbursement from the State of New York research and development tax refund program. No other income was recognized for the year ended December 31, 2012.

Interest income was approximately $2,000 for the year ended December 31, 2012, a decrease of approximately $10,000, from approximately $12,000 for the year ended December 31, 2011. The decrease was attributable to having lower interest-bearing cash balances during the year ended December 31, 2012 as compared to the year ended December 31, 2011.

Interest expense was approximately $383,000 for the year ended December 31, 2012. No interest expense was recognized for the year ended December 31, 2011. The interest expense charges consisted primarily of a beneficial conversion feature charge of approximately $279,000 related to the senior convertible notes and warrants issued in September and November 2012 in the aggregate principal amount of $1,324,000, amortization of deferred financing fees of approximately $77,000 and accrued interest of approximately $27,000 related to the senior convertible notes.

At December 31, 2012, CorMedix had cash and cash equivalents of $0.8 million, compared to $2.0 million at December 31, 2011. CorMedix believes its currently available cash and cash equivalents, including the proceeds from its February 2013 sale of Series A non-voting convertible preferred stock, will be sufficient to fund its operations into the second quarter of 2013, and will need additional financing to launch Neutrolin® and thereafter until it can achieve profitability, if ever.

Management Commentary

Commenting on year-end results, CorMedix Chief Executive Officer, Randy Milby, stated, “We are pleased with the progress we made during 2012 with Neutrolin® towards CE Marking approval, which is expected by the end of the first half of 2013. We continue to plan with our marketing partner, MKM Co-Pharma GmbH, as well as seek additional partners and distributors, for the launch of Neutrolin® for the prevention of catheter related bloodstream infections and maintenance of catheter patency in hemodialysis and non-dialysis patients in Europe in 2013, subject to receiving CE Mark approval in Europe.”

A conference call will be held on Thursday, March 28, 2013 at 8:30 a.m. Eastern, hosted by Randy Milby, Chief Executive Officer and Richard M. Cohen, Chief Financial Officer of CorMedix. In order to participate in the conference call, please call 1-866-866-1333 (U.S.), 1-404-260-1421 (outside the U.S.), reference: CorMedix.

About CorMedix

CorMedix Inc. is a pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac and renal dysfunction, also known as cardiorenal disease, specifically in the dialysis and non-dialysis areas. CorMedix’s most advanced product candidate is Neutrolin® (CRMD003) for the prevention of catheter related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients. Please see www.cormedix.com for additional information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or CorMedix's prospects and future financial position should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix's product candidates, including CE Marking for Neutrolin® in Europe; CorMedix's ability to maintain its listing on the NYSE MKT; the risks and uncertainties associated with CorMedix’s ability to manage its limited cash resources and obtain additional financing to support CorMedix's research and development and clinical activities and operations; the outcome of clinical trials of CorMedix's product candidates and whether they demonstrate these candidates' safety and effectiveness; CorMedix's ability to enter into and maintain collaborations with third parties for its development programs; CorMedix's dependence on its collaborations and its license relationships; achieving milestones under CorMedix's collaborations; CorMedix's dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; and protecting the intellectual property developed by or licensed to CorMedix. These and other risks are described in greater detail in CorMedix's filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contact:

Randy Milby

Chief Executive Officer

CorMedix Inc.

908-517-9489

CorMedix Inc.
(A Development Stage Company)

Condensed Statements Of Operations

	Year Ended December 31, 2012	Year Ended December 31, 2011	Cumulative Period from July 28, 2006 (inception) Through December 31, 2012

OPERATING EXPENSES
Research and development	$1,187,631	$4,098,225	$23,343,305
General and administrative	1,857,080	3,148,759	12,776,034
Total Operating Expenses	3,044,711	7,246,984	36,119,339

LOSS FROM OPERATIONS	(3,044,711)	(7,246,984)	(36,119,339)

OTHER INCOME (EXPENSE)
Other income	-	29,819	420,987
Interest income	1,965	12,037	126,307
Interest expense, including amortization and write-off of deferred financing costs and debt discounts	(382,936)	-	(11,575,964)
LOSS BEFORE INCOME TAXES	(3,425,682)	(7,205,128)	(47,148,009)
State income tax benefit	-	493,855	774,775
NET LOSS	$(3,425,682)	$(6,711,273)	$(46,373,234)

NET LOSS PER SHARE – BASIC AND DILUTED	$(0.30)	$(0.59)

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	11,408,274	11,408,274

Condensed Balance Sheet Information

	December 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$835,471	$1,985,334
Total Assets	$1,153,265	$2,556,005

Deficit accumulated during the development stage	$(46,373,234)	$(42,947,552)
Total Stockholders’ Equity (Deficiency)	$(475,376)	$1,236,528